Exhibit 8.2

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

November 5, 2018

Phunware, Inc.

7800 Shoal Creek Boulevard

Suite 230-S

Austin, TX 78757

RE:	United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Phunware, Inc., a Delaware corporation (“Company”) in connection with the Agreement and Plan of Merger, dated as of February 27, 2018, and First Amendment to Agreement and Plan of Merger, effective as of November 1, 2018 (collectively, the “Merger Agreement”), by and among Stellar Acquisition III Inc., a Republic of Marshall Islands corporation (“Acquiror”), STLR Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”) and Company. The Merger Agreement provides, among other things, for Acquiror’s domestication from a Republic of Marshall Islands corporation to a Delaware corporation in accordance with the applicable provisions of The Republic of the Marshall Islands Associations Law, as amended, and the applicable provisions of the Delaware General Corporation Law (collectively, the “Domestication”). This opinion is being delivered in connection with the Registration Statement (File No. 333-224227) of Acquiror on Form S-4 filed on November 5, 2018 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the exhibits thereto, the Registration Statement, the representation letters of officers of Acquiror, Merger Sub and the Company (each a “Representation Party” and together, the “Representation Parties”) delivered to us for purposes of this opinion (the “Representation Letters”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

Phunware, Inc.
November 5, 2018

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Representation Parties, and we have assumed that such statements and representations, including those set forth in the Representation Letters, are and will continue to be true and correct through the Effective Time without regard to any qualification as to knowledge, belief, intent, or otherwise.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Domestication and the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Merger Agreement, the Registration Statement and the Representation Letters accurately and completely reflect the facts relating to the Domestication and the Merger. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations of the Merger” represent our opinion.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Domestication and the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Phunware, Inc.
November 5, 2018

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever appearing in the Registration Statement in connection with the material U.S. federal income tax consequences of the Merger. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati, P.C. Wilson Sonsini Goodrich & Rosati, P.C.